Exhibit F

CANADA

UNDERWRITING AGREEMENT

February 20, 2014

New York, New York

To the Representatives named

in Schedule I hereto of the

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Her Majesty in right of Canada, as represented by the Minister of Finance (“Canada”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its bonds identified in Schedule II hereto (the “Securities”), to be issued pursuant to a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) to be dated February 27, 2014 between Canada and the banking institution named therein, as Fiscal Agent (the “Fiscal Agent”). The Securities to be sold in the United States, as certified by the Underwriters in a report relating to distribution of primary allotment substantially in the form of Schedule III hereto, are referred to herein as the “Registered Securities” and all other Securities are referred to herein as the “Offshore Securities”. The Securities are direct unconditional obligations of Canada and, as such, carry the full faith and credit of Canada, and the payment of the principal of and interest on the Securities is a charge on and payable out of the Consolidated Revenue Fund of Canada. If the firm or firms listed in Schedule II hereto include only the firm or firms listed as Representatives in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms. As of 2:40 p.m. on February 20, 2014 (New York City time) (the “Time of Sale”), Canada had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Final Prospectus consisting of a preliminary prospectus supplement dated February 20, 2014 and the Basic Prospectus (as defined below) (collectively, the “Preliminary Final Prospectus”), and the Issuer Free Writing Prospectus in the form of Schedule I hereto and the Issuer Free Writing Prospectus in the form of Schedule IV hereto (each, an “Issuer Free Writing Prospectus” and collectively, the “Issuer Free Writing Prospectuses”).

1. Representations and Warranties. Canada represents and warrants to, and agrees with, each Underwriter that:

(a) The Time of Sale Information, at the Time of Sale and at the Closing Date (as defined below), did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that Canada makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to Canada in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information. The Issuer Free Writing Prospectuses comply in all material respects with the requirements of the U.S. Securities Act of 1933, as amended (the “Act”).

(b) Canada has filed with the Securities and Exchange Commission (the “Commission”) one or more registration statements, which have become effective, for the registration of the Registered Securities under the Act. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Release No. 33-6424 under the Act and comply in all other material respects with said Release. The Basic Prospectus (as defined below), as supplemented by the Preliminary Final Prospectus filed with the Commission pursuant to Rule 424(b), is the most recent prospectus relating to the Securities and the plan of distribution thereof filed by Canada with the Commission. Canada shall file with the Commission pursuant to Rule 424(b) under the Act a further supplement to the Basic Prospectus to include the final pricing information as set forth in the Issuer Free Writing Prospectus in the form of Schedule I hereto. Such registration statements, including the exhibits thereto, as amended at the date of this Agreement, hereinafter are called the “Registration Statement”; the prospectus included in registration statement no. 333-178626 is hereinafter called the “Basic Prospectus”; and such Basic Prospectus, as supplemented by the final prospectus supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) is hereinafter called the “Final Prospectus”. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Final Prospectus” and “Preliminary Final Prospectus” shall include in each case the documents, if any, incorporated by reference therein. (The terms “supplement” and “amendment” or “amend” as used herein shall include all documents deemed to be incorporated by reference in the Final Prospectus that are filed subsequent to the date of the Basic Prospectus by Canada with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(c) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective or is deemed to become effective under the Act, when any supplement to the Final Prospectus is first filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, will fully comply in all material respects with the provisions of the Act and the rules under the Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Final Prospectus, as amended or supplemented as of any such time, will fully comply with the provisions of the Act and the rules under the Act and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Canada makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to Canada by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof.

(d) The Securities, when duly executed and duly authenticated pursuant to the Fiscal Agency Agreement and upon delivery thereof and payment therefor in accordance with the provisions of this Agreement, will constitute legal, valid and binding direct unconditional obligations of Canada in accordance with their terms and the payment of the principal of and interest on the Securities will be a charge on and will be payable out of the Consolidated Revenue Fund of Canada.

(e) Neither Canada nor any person acting on its behalf (other than the Underwriters, as to whom no representation or warranty is made) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Offshore Securities.

(f) No litigation or proceedings of any kind are pending or, to the knowledge of Canada, threatened, attacking or in any manner questioning the proceedings and authority under which the Securities are to be issued or affecting the validity thereof, and no authority or proceedings for the issuance of the Securities have been repealed, revoked or rescinded in whole or in part.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Canada agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from Canada, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto, at the purchase price of 99.717% of the principal amount (plus accrued interest, if any, from February 27, 2014), which equals the issue price less selling, management and underwriting commissions of 0.125% of the principal amount (the “Underwriting Commissions”), and further agrees that the aggregate amount of the Underwriting Commissions may be set-off against the aggregate issue price of the Securities.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on February 27, 2014 by 10:00 a.m. New York City Time, which date and time may be postponed by agreement between the Underwriters and Canada or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities will be issued in the form of one or more registered global securities (the “Global Securities”), which shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. The Global Securities shall be substantially in the form annexed to the Fiscal Agency Agreement. Delivery of the Global Securities shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the issue price thereof to the Receiver General of Canada or to his order in immediately available (same day) funds by transfer to a United States dollar account specified by the Receiver General of Canada. The Underwriters through the Representatives shall be entitled to set-off against the payment of the issue price, the Underwriting Commissions.

The Global Securities shall be made available for inspection and review by the Underwriters in New York, New York, not later than 4:00 p.m. local time on the business day prior to the Closing Date. For purposes of this paragraph, “business day” shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

4. Listing. Canada agrees with the Underwriters to cooperate in the filing of an application for the Securities to be admitted to the Official List of the Luxembourg Stock Exchange and for the Securities to be admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange (the “Stock Exchange”) prior to the Closing Date. Canada further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause such listing to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of Canada, the continuation of such listing shall become unduly burdensome, then Canada may, in its sole discretion, terminate the listing of the Securities on the Stock Exchange. In the event of such termination of listing, Canada shall use reasonable endeavors to seek an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation system, as determined by Canada in its sole discretion, after consultation with the Representatives, provided that nothing herein shall require Canada to seek an alternative admission in listing, trading and/or quotation of the Securities on any securities exchange if such alternative listing is not available or where it would be, as determined by Canada, impractical or unduly burdensome to do so.

5. Agreements. Canada agrees with the several Underwriters and the several Underwriters agree with Canada, as the case may be, that:

(a) Prior to the termination of the offering of the Securities, Canada will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Time of Sale Information unless Canada has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, Canada will cause the Preliminary Final Prospectus and the Final Prospectus to be delivered to the Commission for filing pursuant to Rule 424(b) via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule and Canada will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act. Canada will promptly advise the Representatives (i) when the Time of Sale Information or the Final Prospectus shall have been delivered to the Commission for filing pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by Canada of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Canada will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Before using or filing any Issuer Free Writing Prospectus other than the Issuer Free Writing Prospectus in the form of Schedule I hereto and the Issuer Free Writing Prospectus in the form of Schedule IV hereto, Canada will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object; provided that the Representatives may not object to a filing that is required by law.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Final Prospectus to comply with the Act or the rules thereunder, Canada promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d) There will be made generally available to the security holders of Canada a statement of its operations and accumulated deficit for its fiscal year commencing after the date hereof as soon as practicable after the close of such fiscal year, which shall satisfy the provisions of Section 11(a) of the Act. Such statement of operations and accumulated deficit of Canada will be deemed to have been “made generally available to its security holders” when filed pursuant to Section 13 or 15(d) of the Exchange Act.

(e) Canada will furnish to the Representatives and counsel for the Underwriters, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

(f) Canada will arrange for the qualification of the Registered Securities for sale under the laws of such states in the United States as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Registered Securities; provided that Canada shall not be obligated to qualify as a foreign corporation in, or consent to general service of process under the laws of, any state or to meet other requirements deemed by it to be unduly burdensome; provided, further, that nothing herein shall require Canada to qualify the Securities in any other jurisdiction where it would be, as determined by Canada in its sole discretion after consultation with the Representatives, impractical or unduly burdensome to do so.

(g) Canada will pay (i) all expenses in connection with (A) the preparation, issue, execution and delivery of the Securities (including the fees of the Fiscal Agent),

(B) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the Commission, and (C) any fee payable to rating services in connection with the rating of the Securities, (ii) the cost of printing and copying the Preliminary Final Prospectus, the Final Prospectus and the documents incorporated by reference in the Time of Sale Information and the Final Prospectus in such quantities as the Underwriters may reasonably request and the cost of delivering the same to locations designated by the Underwriters and satisfactory to Canada in its reasonable judgment and (iii) all stamp duties or other like taxes and duties or value added taxes payable under the laws of the United Kingdom upon and in connection with the execution, issue and subscription of the Securities or the execution and delivery of this Agreement and the Fiscal Agency Agreement. Except as provided in Sections 8 and 9 hereof, Canada shall not be required to pay or bear any fees or expenses of the Underwriters.

(h) Each Underwriter agrees with Canada to deliver (i) an initial allotment distribution report, (ii) secondary market activity reports showing sales volumes by major market (Asia, Canada, Europe and the United States) up to and including the Closing Date and (iii) secondary market activity reports showing sales volumes by such major markets as requested by Canada from time to time. The reports specified in (i) and (ii) above will be due within one week of the Closing Date. The initial allotment distribution report and the secondary market activity reports will be in the forms set forth in Schedule III hereof.

(i) Each Underwriter agrees that it has not used, and will not use, authorize use of, refer to, or participate in the planning for use of, any “Free Writing Prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by Canada and not incorporated by reference into the Registration Statement and any press release issued by Canada) other than (i) the Issuer Free Writing Prospectus in the form of Schedule I hereto, the Issuer Free Writing Prospectus in the form of Schedule IV hereto or any Issuer Free Writing Prospectus prepared pursuant to Section 5(b), or (ii) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by Canada in writing (each such “free writing prospectus” referred to in this clause (ii), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 5(k).

(j) Each Underwriter agrees that it has not distributed, and will not distribute, any Underwriter Free Writing Prospectus referred to in Section 5(i) in a manner that will lead to the requirement to file such Underwriter Free Writing Prospectus with the Commission unless Canada has consented in advance in writing to such distribution.

(k) Each Underwriter agrees that it has not used, and without the prior written consent of Canada will not use, any “free writing prospectus” that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the Commission; provided that Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of Canada; provided further that any Underwriter using such term sheet shall notify Canada, and provide a copy of such term sheet to Canada, prior to, or substantially concurrently with, the first use of such term sheet.

(l) Each Underwriter agrees that it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify Canada if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the Act).

6. Selling Restrictions. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with Canada that:

(a) (i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (including the Financial Services Act 2012) (the “FSMA”)) received by it in connection with the issue and sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to Canada and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it or them in relation to the Securities in, from or otherwise involving the United Kingdom.

(b) The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”) and it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities in Japan or to, or for the benefit of, any person resident in Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law available thereunder and in compliance with any other relevant laws of Japan.

(c) (i) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(d) The Offshore Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or its possessions or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act. Accordingly, neither it, nor any of its affiliates or any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to the Offshore Securities in violation of Regulation S, and all offers and sales of the Offshore Securities by it, any of its affiliates or any persons acting on its or their behalf have occurred or will occur in offshore transactions, as such term is defined in Regulation S.

(e) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Securities which are the subject of the offering contemplated by the Final Prospectus to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(iii) in any other applicable circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Securities shall require Canada or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 6(e), the expression an “offer of the Securities” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f) The Preliminary Final Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore, and it has not circulated or distributed and will not circulate or distribute the Preliminary Final Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, nor has it offered or sold the Securities or made the Securities the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

For the purposes of this Section 6(f), where the Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (A) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (B) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; or as specified in Section 276(7) of the SFA.

(g) In addition to the provisions of Sections 6(a) through (f) above, it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Final Prospectus, the Preliminary Final Prospectus, the Time of Sale Information, any “Free Writing Prospectus,” the Basic Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on Canada except as contained in this Agreement. In addition, each Underwriter agrees with Canada to comply with the restrictions on offers and sales of the Securities set forth in this Section 6.

(h) Without prejudice to the provisions of Sections 6(a) through (g) above, and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 5(f), Canada shall not have any responsibility for, and each Underwriter severally agrees with Canada that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of Canada contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of Canada made in any certificates pursuant to the provisions hereof, to the performance by Canada of its obligations hereunder and to the following additional conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of Canada, shall be threatened by the Commission and (ii) there shall be no material adverse change in the financial, economic or political condition of Canada from that set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus, other than changes arising in the ordinary and normal course, that in the reasonable judgment of Canada or the Representatives would prevent or materially impair the marketing or enforcement of contracts for sale of the Securities and the Underwriters shall have received, on the Closing Date, a certificate dated the Closing Date and signed by an appropriate official of Canada to the effect set forth in clauses (i) and (ii) above; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act, and the Final Prospectus shall have been timely filed with the Commission under the Act.

(b) The Underwriters shall have received on the Closing Date a copy of any relevant order-in-council (the “Order-in-Council”) authorizing the Minister of Finance to borrow money on behalf of Canada and to issue the Securities, being Order-in-Council P.C. 2013-325 dated March 21, 2013, certified by an appropriate official of the Department of Finance to be in effect on the Closing Date.

(c) The Underwriters shall have received on the Closing Date a written opinion, dated the Closing Date, of a lawyer in the Department of Justice (Canada) (“Canada Counsel”), addressed to the Minister of Finance, and on which the Underwriters and their legal advisors are permitted to rely, to the effect that:

(i) All necessary authority has been conferred on the Minister of Finance or a delegated officer of the Department of Finance acting on behalf of Canada to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by Canada.

(ii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by Canada and, assuming the due authorization, execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of Canada.

(iii) The issuance of the Securities by Canada has been duly authorized by the Order-in-Council and the Securities have been duly executed by Canada and, when duly authenticated in accordance with the Fiscal Agency Agreement and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement, will constitute valid, legally binding, direct unconditional obligations of Canada in accordance with their terms, and payment of the principal of and interest on each Security so authenticated, delivered and paid for will be a charge on and payable out of the Consolidated Revenue Fund of Canada.

(iv) Neither the execution and delivery of the Fiscal Agency Agreement, the Securities or this Agreement, nor the consummation of the transactions therein or herein contemplated nor compliance with the terms and provisions thereof or hereof will contravene any existing law, governmental rule, regulation, directive or order of Canada or of any province or territory thereof.

(v) The statements in the Preliminary Final Prospectus, when construed together with the Issuer Free Writing Prospectus in the form of Schedule I hereto, and the Final Prospectus under the captions “Description of Bonds” and “Underwriting”, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly summarize in all material respects the information called for with respect to such legal matters or documents.

(vi) Although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Final Prospectus, as amended or supplemented, no facts have come to such counsel’s attention which lead such counsel to believe that (A) the Registration Statement, or any amendment thereof, at the time it became effective or was deemed to be effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (other than the financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no opinion), (B) the Final Prospectus, as amended or supplemented, on its issue date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no opinion) or (C) the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and other financial data contained therein or omitted therefrom as to which such counsel expresses no opinion).

In giving his or her opinion, Canada Counsel may rely on the opinion of Milbank, Tweed, Hadley & McCloy LLP as to matters of United States law.

(d) The Underwriters shall have received on the Closing Date (i) a written opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, United

States counsel for Canada, addressed to the Underwriters, to the effect, insofar as the laws of the State of New York or the federal laws of the United States of America are concerned, (A) set forth above in paragraph (c)(v), (B) that the Registration Statement and the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (except as to financial statements and financial data included therein as to which such counsel need express no opinion) complied as to form in all material respects with the Act and the rules thereunder, and (C) that the statements in the Preliminary Final Prospectus under the heading “Tax Matters—Material U.S. Federal Income Tax Considerations,” when construed together with the Issuer Free Writing Prospectus in the form of Schedule I hereto, and the statements in the Final Prospectus under the heading “Tax Matters—Material U.S. Federal Income Tax Considerations” are accurate in all material respects, subject to the qualifications therein and (ii) a written letter, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, LLP, United States counsel for Canada, to the effect that although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Final Prospectus, as amended or supplemented, based upon participation by such counsel in conferences (including teleconferences) attended by representatives of Canada and the Department of Finance of Canada at which the contents of the Registration Statement, the Time of Sale Information and the Final Prospectus and related matters were discussed, no facts have come to such counsel’s attention which lead such counsel to believe that (A) the Registration Statement, or any amendment thereof, at the time it became effective or was deemed to be effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (B) the Final Prospectus, as amended or supplemented, on its issue date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, such counsel shall state that in the opinion referred to in clause (i) above, assuming the accuracy of the representations and warranties and satisfaction of the agreements contained herein, no registration of the Offshore Securities under the Act is required for the offer, sale or issuance of the Offshore Securities in the manner contemplated by the Time of Sale Information, the Final Prospectus and this Agreement, except that such counsel need express no opinion as to when and under what circumstances the Offshore Securities may be reoffered or resold in the United States or to U.S. persons. In giving their opinion Milbank, Tweed, Hadley & McCloy LLP may rely on the opinion of Canada Counsel as to matters of Canadian and Ontario law.

(e) The Underwriters shall have received from Stikeman Elliott LLP, Canadian counsel for the Underwriters, a favorable opinion dated the Closing Date, as to the form and validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities, and the Underwriters shall have received from Davis Polk & Wardwell LLP, United States counsel for the Underwriters, a favorable opinion dated the Closing Date with respect to the Registration Statement, the Time of Sale Information and the Final Prospectus. In giving their opinion, Davis Polk & Wardwell LLP may rely on the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law and Stikeman Elliott LLP may rely on the opinion of Canada Counsel as to certain matters relating to the due authorization of the Securities.

(f) The representations and warranties of Canada herein shall be true and correct on the date hereof and on the Closing Date; Canada shall not have failed, on or prior to the Closing Date, to have performed all agreements and satisfied all conditions herein contained which should have been performed or satisfied by it at or prior to such time; and the Underwriters shall have received, at the time of closing, a certificate to the foregoing effect dated the Closing Date and signed by an appropriate official of Canada.

(g) On or prior to the Closing Date, Canada shall have furnished to the Underwriters such further certificates and documents as they or their counsel shall reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to Canada in writing or by telephone or telegraph confirmed in writing.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of Canada to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, Canada will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) Canada agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, the Final Prospectus, any agreed upon marketing brochure or the invitation or allotment telexes, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees, subject to the provisions of paragraph (c) below, to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them (as such expenses are incurred) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Canada will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Canada by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or (ii) any such loss, claim, damage or liability arises out of any untrue statement or omission or alleged untrue statement or omission in the Preliminary Final Prospectus if such untrue statement or omission or alleged untrue statement or omission is corrected in all material respects in an Issuer Free Writing Prospectus prepared by Canada and if, having previously been furnished by or on behalf of Canada with copies of the Issuer Free Writing Prospectus sufficiently far in advance of the time at which the public offering price of the Securities of a particular tranche was determined by Canada and the Underwriters so as to permit delivery of such Issuer Free Writing Prospectus to investors prior to such time, such Underwriter thereafter failed to send or give or otherwise convey to such person, at or prior to the Time of Sale, such Issuer Free Writing Prospectus or the information contained therein that would have corrected such defect. This indemnity agreement will be in addition to any liability which Canada may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless Canada, each of its officials who signs the Registration Statement, and each person who controls Canada within the meaning of the Act, to the same extent as the foregoing indemnity from Canada to each Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with reference to written information relating to such Underwriter furnished to Canada by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Canada acknowledges for the purposes of this Agreement that the statements under the heading “Underwriting” (except for the statements in the paragraph relating to certain expenses of Canada and the paragraph relating to indemnification of certain liabilities and reimbursement of certain expenses by Canada) in the Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Final Prospectus and the Final Prospectus, and the Underwriters confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) above, representing the indemnified parties under paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if it be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from Canada or the Underwriters, as the case may be, on grounds of policy or otherwise, Canada and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Canada and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the Underwriting Commissions bears to the issue price of the Securities set forth on Schedule I hereto and Canada is responsible for the balance; provided, however, that (i) in no case shall any Underwriter (except as may be provided in any separate agreement among Underwriters) be responsible for any amount in excess of the Underwriting Commissions applicable to the Securities purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls Canada within the meaning of the Act and each official of Canada who shall have signed the Registration Statement shall have the same rights to contribution as Canada, subject in each case to clause (i) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obliged severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, and arrangements satisfactory to the remaining Underwriters and Canada for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or Canada. In the event of a default by any Underwriter as set forth in this Section 10, which shall not cause this Agreement to be terminated, either Canada or the Representatives shall have the right to postpone the Closing Date for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Canada and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of Canada or the Representatives after consultation with Canada, by notice given to Canada or the Representatives, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Representatives or Canada, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Representatives or Canada, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Final Prospectus. Notwithstanding any such termination, the provisions of Sections 8, 9, 12 and 16 hereof shall remain in effect.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of Canada or its officials and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or Canada or any of the officials or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive any termination or cancellation of this Agreement.

13. Stabilization and Over-allotment. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of Canada, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that Canada has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that Canada has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to the applicable United Kingdom legislation and Regulation M promulgated by the Commission (if applicable). Canada has not issued and will not issue, without the prior consent of the Representatives, any press or other public announcement in the European Economic Area referring to the proposed issue of the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities. Canada authorizes the Underwriter(s) acting as stabilizing agent(s) to make such public disclosure of the stabilization as is required under, and in accordance with, all applicable laws, regulations and rules.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives or the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule II hereto; or, if sent to Canada, will be mailed, delivered or telegraphed and confirmed to it at the following addresses:

	Department of Finance		Department of Finance
	11th Floor, East Tower		5th Floor, East Tower
	140 O’Connor Street		140 O’Connor Street
	Ottawa, Canada		Ottawa, Canada
	KIA 0G5		KIA 0G5
Attention:	Chief, Reserves and Risk	Attention:	Manager, Public Debt and
	Management Section		Statutory Programs
	Telephone: (613) 943-1944		Telephone: (613) 996-9822
	Fax No.: (613) 943-2039		Fax No.: (613) 995-1325

With a courtesy copy to:

Bank of Canada

234 Laurier Avenue West Ottawa, Canada

KIA 0G9

Attention:	Chief, Financial Markets
Department

Telephone: (613) 782-8160

Fax No.: (613) 782-8334

15. No Fiduciary Relationship. Canada acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between Canada, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting as a principal and is not the agent or fiduciary of Canada, or its respective creditors, employees or any other party and (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and Canada has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officials and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. Advertisements. All advertisements of the Securities shall be published in a form or forms and manner to which Canada consents in writing prior to the date of publication. Canada may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.

19. Counterparts. This Agreement may be signed in any number of counterparts (including counterparts by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among Canada and the several Underwriters.

Very truly yours,

HER MAJESTY IN RIGHT OF CANADA as Represented by the Minister of Finance

By	/s/ Clifton Lee-Sing
Name:	Clifton Lee-Sing
Title:	Chief, Reserves and Risk Management Department of Finance, Canada

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HSBC Securities (USA) Inc.

J.P. Morgan Securities plc

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Acting severally on behalf of themselves and as Representative of the other several Underwriters named in Schedule II to the foregoing Agreement.

By:	RBC Capital Markets, LLC

By:	/s/ SCOTT G. PRIMROSE
Name:	SCOTT G. PRIMROSE
Title:	Authorized Signatory

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Canada

U.S. $3,000,000,000 1.625% United States Dollar Bonds due 2019

Term Sheet

Issuer:	Canada

Title:	1.625% United States Dollar Bonds due February 27, 2019

Expected Ratings*:	Aaa/AAA/AAA (Moody’s/S&P/Fitch)

Format:	SEC Registered

Size:	$3,000,000,000

Trade Date:	February 20, 2014

Settlement Date:	February 27, 2014 (T+5)

Maturity Date:	February 27, 2019

Callable:	No, unless a change in the laws or regulations of Canada would require the payment by Canada of Additional Amounts on the bonds, as more fully described in the Prospectus Supplement.

Interest Payment Dates:	February 27 and August 27

First Interest Payment Date:	August 27, 2014

Benchmark Treasury:	UST 1.50% due January 31, 2019

Benchmark Treasury Price and Yield:	99-24 3⁄4, 1.548%

Spread to Benchmark Treasury:	+11 bps

Yield to Maturity:	1.658%

Coupon:	1.625%

Price:	99.842%

Day Count:	30/360

Specified Currency:	United States Dollars (“$”)

Minimum Denomination:	$5,000 and increments of $5,000 in excess thereof

Listing:	Luxembourg Euro MTF Market

Status:	The bonds will constitute direct unconditional obligations of Canada. The payment of the principal of and interest on the bonds will constitute a charge on and be payable out of the Consolidated Revenue Fund of Canada.

Governing Law:	Province of Ontario/Canada

Business Days:	New York, London, Toronto

Representatives:	HSBC Securities (USA) Inc.
J.P. Morgan Securities plc
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.

Co- managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
BMO Capital Markets Corp.
Casgrain & Company Limited
CIBC World Markets Corp.
Citigroup Global Markets Inc.
Credit Suisse Securities (Europe) Limited
Desjardins Securities Inc.
Deutsche Bank Securities Inc.
Laurentian Bank Securities Inc.
Morgan Stanley & Co. International plc
National Bank Financial Inc.
TD Securities (USA) LLC

Billing and Delivering:	RBC Capital Markets, LLC

CUSIP:	135087 C77

ISIN:	US135087C776

Reference Document:	Prospectus Supplement, subject to completion, dated February 20, 2014; Prospectus dated January 31, 2012.

http://www.sec.gov/Archives/edgar/data/230098/00011931251405966 2/d648773d424b2.htm

Legends:	If and to the extent that this announcement is communicated in, or the offer of the bonds to which it relates is made in, any European Economic Area Member State that has implemented Directive (2003/71/EC) (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the Relevant Member State) (the “Prospectus Directive”), this announcement and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

This document does not constitute or form part of any offer or invitation to sell these bonds and is not soliciting any offer to buy these bonds in any jurisdiction where such offer or sale is not permitted. This document is, for the purposes of Article 15 of the Prospectus Directive, not a prospectus but an advertisement.

This document, the prospectus supplement and the prospectus have been prepared on the basis that all offers of bonds in any member state of the European Economic
Area which has implemented the Prospective Directive (a “Relevant Member
State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce and publish a prospectus for offers of the bonds. Neither this document nor the prospectus supplement nor the prospectus has been approved as a prospectus by a competent authority in any Relevant Member State and accordingly none is a prospectus for the purposes of the Prospectus Directive.

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by the Issuer.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free +1-866-811-8049 for HSBC Securities (USA) Inc.; toll-free +1-866-430-0686 for J.P. Morgan Securities plc; toll-free +1-866-375-6829 for RBC Capital Markets, LLC; and toll-free +1-800-372-3930 for Scotia Capital (USA) Inc.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or other notice was automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE II

Underwriter	Address	Principal Amount of Securities to be Purchased
HSBC Securities (USA) Inc.	452 Fifth Avenue New York, New York 10018	$637,500,000
J.P. Morgan Securities plc	J.P. Morgan Securities Plc 25 Bank Street Canary Wharf London E14 5JP United Kingdom	$637,500,000
RBC Capital Markets, LLC	Three World Financial Center 200 Vesey Street, 8th Floor New York, NY 10281-8098	$637,500,000
Scotia Capital (USA) Inc.	1 Liberty Plaza 165 Broadway, 25th Floor New York, NY 10006	$637,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	One Bryant Park New York, NY 10036	$42,000,000
BMO Capital Markets Corp.	3 Times Square, Floor 28 New York, NY 10036	$42,000,000
CIBC World Markets Corp.	300 Madison Avenue, 5th Floor New York, NY 10017	$42,000,000
Citigroup Global Markets Inc.	388 Greenwich Street New York, New York 10013	$42,000,000
Credit Suisse Securities (Europe) Limited	One Cabot Square Canary Wharf London E14 4QJ United Kingdom	$42,000,000
Deutsche Bank AG, London Branch	60 Wall Street New York, NY 10005	$42,000,000

II-1

Underwriter	Address	Principal Amount of Securities to be Purchased
Morgan Stanley& Co. International plc	20 Bank Street Canary Wharf London, E14 4AD United Kingdom	$42,000,000
National Bank Financial Inc.	130 King Street West Suite 3200, PO Box 21 Toronto ON M5X 1J9	$42,000,000
TD Securities (USA) LLC	31 W. 52nd Street, 18th Floor New York, NY 10019	$42,000,000
Casgrain & Company Limited	1200 McGill Collège, 21 étage Montréal, Québec H3B 4G7	$24,000,000
Desjardins Securities Inc.	1170 Peel Street Suite 300 Montreal, Quebec H3B 0A9	$24,000,000
Laurentian Bank Securities Inc.	1981 McGill College Avenue, Suite 1900 Montreal, Quebec H3A 3K3	$24,000,000
	Total	$3,000,000,000

II-2

SCHEDULE III

CANADA

U.S. $3,000,000,000 1.625% United States Dollar Bonds due February 27, 2019

Initial Allotment Distribution Report

	ASIA AND AUSTRALIA (includes Japan Domestic)			NORTH AMERICA LATIN AMERICA (includes Canada Domestic)			EUROPE, MIDDLE EAST AND AFRICA			TOTAL SALES
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range
Bank Portfolios
Central Banks
Government Funds
– Central/State
– Local
Individuals
Insurance Companies
– Life
– Casualty
Investment Managers
– Bank/Trust
– Others
Pension Funds
– Government
– Corporate
Broker/Dealers
Corporate

III-1

CANADA

U.S. $3,000,000,000 1.625% United States Dollar Bonds due February 27, 2019

Initial Allotment Distribution Report (continued)

CANADA DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range
Bank Portfolios
Central Banks
Government Funds
– Central/State
– Local
Individuals
Insurance Companies – Life
– Casualty
Investment Managers
– Bank/Trust
– Others
Pension Funds
– Government
– Corporate
Broker/Dealers
Corporate

JAPAN DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range
Bank Portfolios
Central Banks
Government Funds
– Central/State
– Local
Individuals
Insurance Companies – Life
– Casualty
Investment Managers
– Bank/Trust
– Others
Pension Funds
– Government
– Corporate
Broker/Dealers
Corporate

III-2

CANADA

U.S. $3,000,000,000 1.625% United States Dollar Bonds due February 27, 2019

Secondary Market Distribution Report for the period from                                                      to

	ASIA AND AUSTRALIA (includes Japan Domestic)			NORTH AMERICA LATIN AMERICA (includes Canada Domestic)			EUROPE, MIDDLE EAST AND AFRICA			TOTAL SALES
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range
Bank Portfolios
Central Banks
Government Funds
– Central/State
– Local
Individuals
Insurance Companies
– Life
– Casualty
Investment Managers
– Bank/Trust
– Others
Pension Funds
– Government
– Corporate
Broker/Dealers
Corporate

III-3

CANADA

U.S. $3,000,000,000 1.625% United States Dollar Bonds due February 27, 2019

Secondary Market Distribution Report for the period from                      to                      (continued)

CANADA DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range
Bank Portfolios
Central Banks
Government Funds
– Central/State
– Local
Individuals
Insurance
Companies
– Life
– Casualty
Investment Managers
– Bank/Trust
– Others
Pension Funds
– Government
– Corporate
Broker/Dealers
Corporate

JAPAN DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range
Bank Portfolios
Central Banks
Government Funds
– Central/State
– Local
Individuals
Insurance
Companies
– Life
– Casualty
Investment Managers
– Bank/Trust
– Others
Pension Funds
– Government
– Corporate
Broker/Dealers
Corporate

III-4

SCHEDULE IV

IV-1

The USD issue will provide funds to supplement and diversify Canada’s foreign exchange reserves. Proceeds will not be used for financing Canada’s deficit, or any other kinds of government financing or program spending, which are financed exclusively through domestic C$ borrowing programs. Canada holds its foreign exchange reserves in the Exchange Fund Account (EFA). EFA assets provide foreign-currency liquidity and support the promotion of orderly conditions for the Canadian dollar in foreign exchange markets. Funds for the EFA can be raised through cross-currency swaps of Canadian dollar borrowings, foreign currency-denominated debt issues and outright purchases of foreign currency. Most recently, Canada issued a US$3 billion global in 2012. Prior to that, Canada issued a US$3 billion and a Euro 2 billion in 2009 and 2010 respectively. The USD issue will further add to the diversification of the Government’s sources of foreign-currency financing. Transaction Details Principal Amount: US$ Benchmark Expected Pricing: 20 Feb 2014 Offering Type: USD Global Expected Settlement: 27 Feb 2014 Expected Maturity: 5 years Syndication Process 100% Pot Transaction Deal Announced: 19 Feb 2014 Lead Managers HSBC, JPM, RBC, Scotia Issuer Description Canada is the 2nd largest country by total land area with significant natural resource wealth. It is the 11th largest country by GDP1 with nominal GDP of CAD 1.8 trillion in 2012. Canada has an estimated population of over 35 million in 2013. Canada enjoys a well diversified economy that includes manufacturing, financial services, commodities and high-technology. Canada is an export-oriented economy with the U.S. as its main trading partner. Canada is the U.S.‘s largest supplier of energy, including oil, gas, and electric power.2 Canada has a sound monetary policy and a flexible exchange rate. The Bank of Canada maintains a policy of targeting inflation (1%—3%) and allowing the exchange rate to float. Total Government Net Debt-to-GDP was 34.7% in 2012.1 (Note: this measure includes the federal, provincial/territorial and local government sectors, as well as the Canada Pension Plan and Quebec Pension Plan.) Current government is parliamentary majority led by the Conservative Party. Lowest Total Government Net Debt-to-GDP ratio among G7 countries in 2012 (34.7% vs. U.S. 84.1%, France 84.0%, U.K. 81.6%, Germany 57.4%).1 Resilient economy—The deterioration of Canada’s economy over the course of the global recession was less severe than in all major industrialized countries. Canada is the only G7 country with Germany to have recovered more than all of the real GDP and employment lost during the recession. Private sector forecasters3 expect 2.4% real GDP growth for the 2013-2018 period. Leading World Class Financial System – For five years in a row, the World Economic Forum Survey has ranked the Canadian banking system as the soundest in the world. A recent Bloomberg report included four Canadian financial institutions in the list of the world’s top 10 strongest banks, more than any other country. Resilient Labor Market – Canada has experienced the strongest employment growth in the G7 with over 1 million jobs created since the recession ended, and employment is now 3.6% above its pre-recession peak. The increase in employment in Canada has led to a drop in the unemployment rate to 7.0%. Aaa/AAA (Stable/Stable) Credit Rating—Canada is the only country in the G-7 to receive a triple-A rating with a stable outlook from all the major credit rating agencies. Outlook is stable by ratings agencies due to Canada’s “economic resiliency, very high government financial strength, and a low susceptibility to event risk.” Rarity Value—As an infrequent issuer, Canada will have a strong scarcity value. Given the benchmark size of the transaction, liquidity is expected to be strong. Credit Ratings Moody’s S&P Fitch DBRS Local Currency Aaa AAA AAA AAA Outlook Stable Stable Stable Stable Foreign Currency Aaa AAA AAA AAA Short Term P-1 A-1+ F1+ R-1(high) Statistics & Forecasts 2 2010 2011 2012 2013F 2014F 2015F 2016F 2017F Real GDP (YoY%) 3.4 2.5 1.7 1.7 2.3 2.5 2.5 2.3 CPI (YoY%) 1.8 2.9 1.5 1.0 1.5 1.9 2.0 2.0 Unemployment Rate (%) 8.0 7.4 7.2 7.1 6.8 6.6 6.4 6.3

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-866-811-8049.
You may access the prospectus related to the offering summarized herein on the SEC website at: http://www.sec.gov/Archives/edgar/data/230098/000119312512031295/d291870dsba.htm